Exhibit 10.59

[RUPEE GRAPHIC]

LEASE DEED

THIS LEASE DEED is executed at Chennai this 01st day of February, 2006

Between:

Transpacific Business Service Private Limited, a company registered under the provisions of the Companies Act, 1956 and having its registered office at 1005, Maker Chambers V, Nariman Point, Mumbai 400 021 and represented herein by its Authorised Signatories Mr. C S Ilangovan, Director, Mr. Dipesh Desai Chief Accounts Officer and Mr. Salai Kumaran, Chief operating Officer, each of them duly authorized severally in this behalf by a Board Resolution dated 20th January 2006, hereinafter referred to as the “LESSOR” (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors and assigns) of the One Part;

AND

 At Road Software India Private Limited, a company incorporated under the provisions of the Companies Act 1956 and having its offfice currently at Third Floor, ELNET Software City, CPT Road, Taramani, Chennai - 600-113 and represented herein by its authorized signatory, Mr. Rajan S. Aiyer, and duly authorized in this behalf by a Board Resolution dated February 1, 2006, hereinafter referred to as the “LESSEE” (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors-in-interest and assigns)  of the Other Part :

WHEREAS:

a.

The Lessor is the absolute owner of the premises bearing No. 901(A1) and No. 902(A2) admeasuring in the aggregate 37,262 Square Feet and Corridor Area admeasuring 648 Square Feet, that is, in the aggregate admeasuring 37,910 Square Feet on the 9th Floor of the building known as TIDEL Park situated on the land at TIDEL Park, No. 4, Canal Bank Road, Taramani, Chennai 600 113, in the Kanagam Village, Mambalam - Guindy Taluk, Chennai District which premises are more fully described in the First Schedule hereunder written and hereinafter referred to as the ‘said Premises’ with the amenities therein which amenities are described in the Second Schedule below.

b.

AND WHEREAS the Lessor has represented that the Lessor had last leased the said Premises to M/s Sutherland Technologies Ltd. and the said lease has expired on 15th Oct 2005 and no person or party has now any right, title, interest or claim to the said Premises except the Lessors.

c.

The Lessee is desirous of taking the said Premises with the said amenities therein on Lease from the Lessor for an initial lease period of 36 months, with an option to renew the lease for further two terms of 3 years each;

d.

The Lessor has agreed to give the said Premises with the said amenities therein on Lease to the Lessee for a period of 36 months with an option for renewal as aforesaid subject to the Lessee observing and complying with the terms and conditions mentioned herein.

NOW THIS LEASE DEED WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.

The Lease: In consideration of the Lease Rent to be paid as mentioned herein and in consideration of due observance of the terms and conditions set out herein, by the Lessee, the Lessor hereby grants on Lease basis, to the Lessee and the Lessee hereby accepts on Lease basis, from the Lessor, the said Premises (more particularly described in the First Schedule hereto), for running its office and for carrying on its business along with equipments, fittings and amenities therein (more particularly described in the Second Schedule hereto) for an initial lease period of 36 months from February 1, 2006. The parties to the deed covenant that under this deed a lease to use and occupy the said Premises with the said amenities alone is given to the Lessee on the terms and conditions herein contained and to be observed and performed by the parties and no other right is created in favour of the Lessee in respect of the said Premises.

2.     Lease Rentals: The Lessee shall pay to the Lessor as lease rent for the use and occupation of the said Premises @ Rs. 50/- per sq. ft. per month in respect of 37,910 Square Feet super built-up areas as specified in the First Schedule hereunder written, payable in advance by 5th day of every English calendar month after deducting Income Tax at source, as applicable

3.     Escalation: Subject to Clause 4 below. Lease rentals shall escalate @ 3% cumulative every year, including on further renewals.  Therefore, the yearly lease rentals from 1st February, 2007 onwards shall be as mentioned in the Third Schedule hereunder written.

4.     Revision of Lease Rentals: Above Lease Rentals shall be mutually renegotiated during the subsistence of this Lease Deed if the rentals in TIDEL Park fluctuates plus or minus 20% of its existing or the then prevailing rentals and such derived / new rentals shall be in force for the balance tenure of the Lease and the subsequent escalations / deductions shall be paid on such derived / new rentals.

5.     Delay in Payments: Subject to the provisions of Clause 21 below, if the Lessee fails to pay the rentals as aforesaid, for a continuous period of three months, it will have to immediately vacate the said premises. Provided that in the event of the Lessee failing to pay the rental for any month as agreed, the Lessee shall pay interest on the unpaid amount at the rate of 15 % till payment without prejudice to the right of the Lessor to obtain the vacant possession of the premises in case of failure to pay the rent for a continuous period of three months.

6.     Security Deposit: The Lessee has paid an  Interest  Free Security Deposit of Rs. 1,51,64,000/- (Rupees One Crore Fifty One Lakhs Sixty Four Thousand only) on or prior to signing of this Lease Deed and the  Lessor has thereupon handed over the possession of the said Premises to the Lessee to hold, use and enjoy the said Premises in terms hereof.

7.     Refund of Security Deposit: Subject to clause 21 below, this Security Deposit shall be refunded by the Lessor to the Lessee, upon the Lessee debonding the said Premises and the Lessee shall hand over the keys to the said Premises simultaneously upon expiry of the period of this Lease Deed or sooner determination thereof or upon expiry of the period of renewal thereof.  If the Lessee is interested to hand over the said Premises and the Lessor does not refund the Security Deposit, the Lessee shall hold the said Premises as Security and will not be liable to pay the lease rent and other charges from that date till the date of the refund of the full Security Deposit with interest to the Lessee.  In addition to allowing the Lessee to continue to remain in possession of the said premises as aforesaid, the Lessor shall also pay interest on the Security Deposit at the rate of 15% from the date the Lessee was ready to handover the possession till the full refund. On the other hand, if the Lessor is ready to refund  the full Security Deposit but the Lessee does not vacate the said Premises and handover the possession thereof to the Lessor, then the Lessee is liable to pay twice the prevailing lease rental  per month till the Lessee vacates the premises and simultaneously with such vacation of the premises and debonding of the space Security Deposit shall be refunded by the Lessor to the Lessee  Provided that the provisions hereinabove contained are without prejudice to the rights and remedies of the Lessor to take back the possession of the said premises and of the Lessee to receive the refund of the Security Deposit at the cost of the defaulting party.

8.     Consumption Charges: The Lessee shall pay electricity and telephone charges on the actual basis directly to the authorities concerned as per the electricity and telephone bills received in respect of the said premises.

9.     Taxes and Statutory Levies: The Lessor shall alone bear and pay all existing and future rates, taxes, cesses, assessments and other statutory levies by whatever name called including property tax and sewerage tax  and payable in respect of   the said Premises.  In the event of the Lessor failing to pay any of the statutory levies aforesaid in time, the Lessee shall be entitled (but not bound to do so) to pay and discharge the same and to deduct the amounts paid by it from the monies payable to the Lessor.

10.   Lock In Period: Except as provided herein, it has been expressly agreed by and between the parties hereto that neither party shall have the right to terminate the Lease hereby given for the initial period of 36 (Thirty six) months i.e. up to January 31, 2009 (“Lock In Period”).  In the event that the Lessee terminates the lease under this Deed during the Lock In Period, the Lessee will pay the Lease rentals that will be payable under this Deed, for the unexpired portion of the Lock In Period and the Lessor shall refund to the Lessee the balance security deposit after deducting from it the rent for the unexpired lease term i.e. up to 31st January 2009. Provided that if the security deposit is less than the amount of the lease rent payable by the Lessee to the Lessor, including the lease rent for the unexpired Lock-in-Period, the Lessee shall, simultaneously on  vacating the Leased Premises but no later than fifteen (15) days from the date of such termination, pay the balance amount payable to the Lessor. Failure to pay so within the said time frame of fifteen (15) days, the Lessee shall be liable to pay as penal charges, an amount equal to twice the amount of the prevailing lease rent for the unexpired Lock-in-Period.

11.   Lease Tenure: This Lease Deed shall be initially valid for a period of 36 (Thirty six) months commencing from February 1, 2006 and renewable at the option of the Lessee for a further two periods of 3 (three) years each. In case the lease is renewed, the lease rentals shall continue with the cumulative escalation as mentioned in Clause No. 3 & 4 above and each lease term shall be terminable by the Lessee by giving a three months written notice to the Lessor. It is agreed that each renewal option given to the Lessee shall be subject to the same terms and conditions as herein contained except the increase in rent as provided in Clauses 3 & 4 above and the subsequent Lock In Period which shall be agreed upon mutually at the time of such renewals. Further, after the Lessee has exhausted its option for renewal for two further terms of three years each, any further renewal shall be on mutually agreed terms.

12.   Obstruction or Hindrance: The Lessee shall not in any manner obstruct or hinder the other occupants (i.e., other lessees) of the premises on the same floor or in the same building from using the common areas. The Lessee shall not commit any act, which may cause unreasonable nuisance to the other occupants. The Lessee shall ensure that no belonging of the Lessee shall be kept in the common areas. Lessor agrees that other occupants have agreed to the same provisions of this Clause 8. The Lessor shall ensure that no obstruction or hindrance is caused by any of the other occupants, obstructing free access or enjoyment of the said Premises by the Lessee.

13.   Usage of Premises & Interiors:

a.     The Lessee shall keep the interior of the said Premises in the same condition as they were in when the Lessee had taken the said premises and amenities from the Lessor, subject to normal wear and tear and subject to repairs and renovations carried out by the Lessee.

b.     Subject to what is contained herein, the Lessee shall at its sole cost repair and maintain the interior of the said Premises and the internal electrical, water, drainage, sewerage and other systems in the said Premises to keep it in good and tenantable condition.

c.     Except for the Lessee’s responsibilities as provided herein, the Lessor at its cost and expense shall keep the entire premises wind and watertight at all times, for the proper use of the said Premises and amenities including without limitation the building’s roof, foundation, structure, walls, external plumbing, drainage systems, sewerage lines, air conditioning, electricals of the building etc., provided however, in the event of the Lessor failing to carry out any repairs, the Lessee shall be entitled to undertake and complete the required repairs and to deduct the costs thereof from the monies payable by the Lessee to the Lessor.

14.   Fit-outs in the Premises: The Lessee shall be entitled to:

a.     Do up the interior of the said Premises at the discretion and as required by the Lessee and to install such fixtures, fittings and furniture as the Lessee deems fit;

b.     To make any additions or alterations to light points, wiring, electrical fixtures and fittings;

c.     To erect partitions, to make cabins, install room air-conditioners or central air-conditioning plant and related accessories including cooling towers subject to approval from the Lessor/TIDEL Park Ltd.;

d.     To fix or install such other devices, gadgets and equipments as the Lessee may deem fit from time to time for the purpose of carrying on its business in the said Premises other than the specified common areas;

e.     To remove, at its discretion, such additions, alterations, air-conditioners, internal partitions, cabins, devices, gadgets, carpets, electrical fittings, furniture and fixtures and other equipments installed by the Lessee and whether or not affixed to the earth or to the building. However, the addition/deletion in furnishings, fittings and fixtures shall be informed to the Lessor as a matter of course in writing. Any additions/deletions/alterations/modifications shall conform to all the specifications as prescribed by TIDEL Park Limited and already conveyed by the Lessor to the Lessee in writing.

15.   Tower Space in Terrace: The Lessor shall facilitate and help the Lessee to provide access and permission to utilize area on the terrace of the TIDEL Park, which is subject to the approval and payment of charges if any to TIDEL Park Ltd for the purpose of installation of an antenna or other telecom device(s) needed for Business Purposes.

16.   Insurance by Lessee: The Lessee may insure and keep insured in such adequate amounts to cover replacements or loss and with reputable insurance companies the following:

a.     Such fixtures and fittings for the replacement of which the lessee is responsible

b.     All liabilities of the lessee and its authorized agents, employees and/or representatives arising out of and in connection with the lessee’s use and occupation of the said premises.

c.     Any other risk or matter in Lessee’s sole discretion.

17.   Observe and Perform Actions based on Bye-Laws: The Lessee shall observe and perform the bye-laws and other regulations, if any, of the TIDEL Park Limited as far as the said Premises are concerned, a copy of which existing bye-laws has been handed over to the Lessee and which bye-laws are uniformly applicable to all occupants in the said building TIDEL Park.

18.   Insurance by Lessor: The Lessor shall take out necessary insurance with respect to the said Premises and copies of the same shall be provided to Lessee. The Lessor shall maintain the already existing comprehensive general liability and all peril insurance covering the Building including the said premises and all machineries and equipments, installations and systems etc. Copies of the insurance policies shall be furnished to the Lessee.  The insurance covers, inter alia, riots, floods, tempests, fire, earthquake and all kinds of natural calamities.

19.   Sub-Lease Option: Except as provided herein, the Lessee shall not assign, transfer, sublet or part with possession of the said premises and amenities or any portion thereof. However it is provided that the Lessee may during the lease tenure, sublet the entire or a part of the said premises to any person, subject to obtaining prior approval of the Lessor in writing in this regard which approval shall not be unreasonably withheld. Further it is expressly agreed that the Lessor shall continue to receive the prevailing lease rental from the Lessee notwithstanding the fact that the Lessee receives a sub-lease rental below the prevailing lease rental under the sub-lease agreement entered into by it. The sub-lease agreement entered into by the Lessee shall automatically stand terminated once the Lease Deed between the Lessor and the Lessee expires or is terminated or sooner determined, provided, however, and it is hereby expressly agreed that the Lessee shall be entitled to assign the Lease hereby granted in part or in full to any its parent/associate/affiliate companies in which the Lessee has a majority equity stake or which has a majority equity stake in the Lessee without any consent from or any additional payment to the Lessor but the Lessee shall give prompt written notice and obtain confirmation from Lessor of any such assignment to the Lessor, and which confirmation shall not be unreasonably withheld provided, further and it is hereby also agreed that the Lessee shall be entitled without any consent from or any additional payment to the Lessor to allow the joint use of the said premises to any of its parent/associate/affiliate companies as aforesaid.

20.   Action against Law: Neither Lessee nor Lessor shall commit any act, which is prohibited under the laws.

21.   Breach of Contract: If a party commits a material breach of the terms and conditions of this Deed, the other party shall issue a notice upon the party in breach, requiring it to remedy the breach within 30 (thirty) days from the date of receipt of the notice. In the event the party in breach fails to remedy the breach within the aforesaid 30 (thirty) days, the other party will be entitled to forthwith terminate this Deed. In an event, the Lessee commits a material breach of the terms and conditions of this Deed, it shall vacate the said Premises and hand over vacant possession thereof to the Lessor if the Lessee fails to remedy the breach within 30 (thirty) days from the receipt of the notice in that behalf from the Lessor and the Lessor shall refund the Security Deposit immediately after adjusting the unpaid lease rentals, if any / any other defaults on Lessee’s part, as mentioned in clause 6.

22.   Return of Possession of Space: At the expiry of the Lease period or any extension thereof or on earlier termination of the Lease in accordance with the provisions hereof, the Lessee shall deliver to the Lessor vacant possession of the said Premises in the same condition in which it had taken the same, subject to natural wear and tear, damage by riot, strike, war, earth quake, tempest, flood or other act of God and subject also to the repairs and renovations by the Lessee. At the expiry of the Lease or sooner determination thereof, if the Lessee handsover the said Premises to the Lessor in a damaged condition, the Lessor shall be entitled to adjust the interest free Security Deposit towards the cost of repair / or replacement of parts of the said Premises; such cost to be certified by a reputed architect reasonably selected by the parties.

23.   Inspection by Lessor: The Lessor or its authorized representatives shall be entitled to inspect the said Premises, whenever necessary within reasonable hours in day time upon giving prior intimation of at least 1 business day (except in case of emergency) to the Lessee.

24.   Repairs in the Premises: The Lessee shall not carry out any structural additions or alterations to the said Premises. The minor day to day repairs such as replacement of fuses, fixing of leaking water, taps, minor repairs shall be carried out by the Lessee at its own cost, but all major repairs relating to bursting of sanitary pipes, changes in the electrical system, crack in construction etc. shall be the responsibility of the Lessor and shall be repaired/replaced by the Lessor at its own cost upon the Lessee giving the Lessor 3(three) days to carry out such works.  In case the Lessor fails to take any timely action, the Lessee shall be entitled but not bound to do the same and deduct the costs from the monies payable to the Lessor.

25.   Power: The Lessee shall be provided with 350 KVA power from TIDEL Park Ltd. If the Lessee requires additional power, it shall be entitled to apply for and obtain at its own cost, power supply from TNEB or from any other source and the Lessor shall extend all possible assistance and co-operation in this behalf without any financial liability.

26.   Payments to Lessor: All payments to be made hereunder by the Lessee to the Lessor shall be made by cheque/DD payable at Chennai.

27.   Stamp Duty & Registration of the Lease: The Lessee shall pay for the Stamp Duty and Registration Charges as applicable to the Concerned Authorities at the time of Lease Registration. However, for any subsequent Lease Registration due to Sale / Transfer of Ownership of the subject premises, Lessor shall be responsible to get the New Owner to agree on the terms and conditions mentioned herein and for such fresh Lease Registration, Lessor shall bear all charges relating to documentation and registration.

28.   Force Majure: Notwithstanding anything to the contrary, in case of any violence, civil  commotion, tempest, flood, earthquake, or any inevitable accident or any act beyond the Lessor or the Lessee’s reasonable control causing damage to the Premises or the Building housing the Premises, or in the event of the Premises or the Building housing the Premises or any part thereof is sealed or prohibited to be used by any municipal / governmental/ judicial/ quasi-judicial or local authority resulting in the Lessee, being unable to use and enjoy the Premises for its business for a continuous period  of 30 days and the same not being rectified by the Lessor within 30 days of the same arising, the Lessee shall be entitled to terminate this Lease, without penalty, by giving 30 days written notice to the Lessor without assigning any reason thereof. The Lessor shall thereupon refund in full the Security Deposit after deducting any unpaid Lease Rentals / Default of Payments on Lessee’s part within 30 days thereafter. It is agreed that the Lessee shall not be liable to pay any rent or other charges for the period the Lessee is not in a position to use the said Premises.

29.   Dispute Resolution:. In the event of any dispute arising under or by virtue of this Agreement or any difference of opinion between the parties concerning their rights and obligations under the Agreement the parties shall use their best efforts to resolve such disputes or differences amicably by discussion and mutual accord. If the dispute cannot be resolved in this manner within fifteen (15) days, the parties shall arrange a meeting between appropriate representatives designated by each Party, who shall have an additional 15 (fifteen) days to resolve the dispute or difference. If the dispute or difference is not resolved within the thirty (30) days period then, unless the parties otherwise agree in writing, either party may serve written notice on the other party stating its intention to proceed to arbitration. The unresolved dispute or difference shall be finally settled by arbitration under the Arbitration and Conciliation Act 1996. Such arbitration shall be the sole and exclusive remedy between the parties with respect to such dispute. In the event of a dispute or difference being referred to arbitration, this contract will continue to be enforced.

30.   Arbitration: The arbitration shall take place in Chennai, Tamil Nadu.

THE FIRST SCHEDULE ABOVE REFERRED TO :

(Details of the demised premises)

TIDEL Park, 9th Floor, No.4, Canal Bank Road, Taramani, Chennai 600 113 situated in  Kanagam Village, Mambalam - Guindy Taluk, Chennai District on .Land admeasuring an extent of 8.01 Acres, comprised in T.S. No.4/2 in Block 6 and T/S No. 4/3 in Block No. 7 in Kanagam Village, Mambalam Guindy Circle, Chennai dist., comprised in T.S. No. 2/1 in Block No. 6 & T.S. No. 4/2 in Block No. 6 in Mylapore Triplicane Village, Thiruvanmiyur Dist and situated within the Sub-Registration District of Saidapet and Registration District of Chennai bounded on the

North by MGR Film City,
East by Canal Bank Road,
South by ITTI Campus and
West by CSIR Campus

The following modules of the above property:

Module 901 (A1) measuring 1731.26 Square meters (18,628 Square Feet)
Module 902 (A2) measuring 1731.74 Square meters (18,634 Square Feet)
Corridor area admeasuring 648 Square Feet

Total (37,910 Square Feet)

THE SECOND SCHEDULE ABOVE REFERRED TO :

Amenities

All amenities will be Centralized and provided by TIDEL Park Ltd., the maintenance management company

These include the facilities on the lines of the below mentioned items (indicative)
Centralized Air-conditioning (I.e. up to the AHU’s)
100% Power Back up
Centralized Fire protection system
Data & Voice connectivity enabled (However Lessee has to install his own system to tap this)
House keeping of Common areas
Access Control in all common lift lobbies
Other General Integrated Building Management systems forming part of overall facilities management
More details about the above are also available on their website - www.tidelpark.com

THE THIRD SCHEDULE ABOVE REFERRED TO :
(Particulars of Increased Rentals)

I. Rental Scehdule

Area to let out (in sft.)	37,910	37,910	37,910	37,910	37,910	37,910

Particulars	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Rent agreed per month per sq. ft. (Rs.)	50.00	51.50	53.05	54.64	56.28	57.96

Rental amount per month (Rs.)	1,895,500	1,952,365	2,010,936	2,071,264	2,133,402	2,197,404

IN WITNESS WHEREOF the parties hereto have signed this Deed (in Duplicate) at the place, day, month and year first hereinabove mentioned.

SIGNED SEALED AND DELIVERED
by the within named LESSOR
Transpacific Business Services Private Limited
By the Hands of its Authorised Signatory
/s/ C.S. ILANGOVAN
Mr. C.S. ILANGOVAN
Director

Witness:
1. /s/ J. SUNDAR RAJAN
J. Sundar Rajan - CB Richard Ellis
c/o R. Jagannathan, Plat 9 Door No. 10
L.H. Nagar, II Layout, Adambakkam
Chennai 600088

SIGNED SEALED AND DELIVERED
by the within named LESSEE
At Road Software India Private Limited
by the Hands of its duly Authorised Signatory
/s/ RAJAN S. AIYER
Mr. Rajan S. Aiyer

Witness:
1. /s/ J. BELAJI
J. Belaji
c/o T. R. Jadaraman
4th Floor, Elnet Software City
C.P.T. Road, Tasamani
Chennai - 600113